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                                                                    Exhibit d.2

                               LIBERTY ACORN TRUST



                               September 25, 2002



Liberty Wanger Asset Management, L.P.
Attention: Bruce H. Lauer
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606


Ladies and Gentlemen:

         Supplement to Investment Advisory Agreement
         -------------------------------------------

         Pursuant to Section 1 of the Investment Advisory Agreement between Liberty Acorn Trust (the "Trust") and Liberty Wanger Asset Management, L.P. dated November 1, 2001 (the "Advisory Agreement"), we hereby notify you that the board of trustees of Liberty Acorn Trust has established an additional series of the Trust, designated Columbia Thermostat Fund, and has appointed you as investment adviser to that series of the Trust on the terms and conditions set forth in the Advisory Agreement, except that for the services to be rendered and the expenses to be assumed and to be paid by you under the Advisory Agreement, the Trust on behalf of Columbia Thermostat Fund shall pay to you fees accrued daily and paid monthly at the annual rate of 0.10% of Columbia Thermostat Fund's net assets.


                                      Very truly yours,


                                      LIBERTY ACORN TRUST


                                      By  /s/ Ralph Wanger
                                          --------------------------------------
                                          Ralph Wanger




Appointment as Advisor for the series of the Trust designated Columbia Thermostat Fund accepted this 25th day of September 2002.


                                      LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                      By   WAM Acquisition GP, Inc.
                                      Its  General Partner

                                      By /s/ Bruce H. Lauer
                                          --------------------------------------
                                          Bruce H. Lauer